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                                                                   Exhibit 11.01

                    CAPITAL RE CORPORATION AND SUBSIDIARIES
          EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                (Amounts in thousands except per share amounts)

                                              Year Ended December 31,
                                        -----------------------------------
                                          1997          1996          1995
                                        -----------------------------------
Net Income                              $70,052       $56,524       $45,527

Basic weighted average
      common shares outstanding          15,873        15,656        14,788

Potentially dilutive employee
      stock options                         380           290           126
                                        -----------------------------------
Diluted weighted average
     common shares outstanding           16,253        15,946        14,914
                                        ===================================

Basic earnings per share                $  4.41       $  3.61       $  3.08
                                        ===================================

Diluted earnings per share              $  4.31       $  3.54       $  3.05
                                        ===================================